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                                                                       Exhibit 4
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                                                                  Execution Copy

                                VOTING AGREEMENT


     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of November 6, 2001, by and among Aquent, Inc., a Massachusetts corporation (the "Parent"), and G. Drew Conway ("GDC" or the "Stockholder").

     WHEREAS, on October 5, 2001, Aquent, JetElectro Acquisition Corp., a Massachusetts corporation and wholly owned subsidiary of the Parent ("Sub"), and Renaissance Worldwide, Inc., a Massachusetts corporation (the "Company"), entered into an Agreement and Plan of Merger (as the same may be amended or supplemented, the ("Merger Agreement")) that provides for the merger (the "Merger") of the Sub with and into the Company;

     WHEREAS, GDC desires that Parent, Sub and the Company consummate the Merger and agrees to vote his shares of stock of the Company in favor of the Merger, upon and subject to the terms and conditions stated in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements contained herein, the parties agree as follows:

     1. Representations and Warranties. GDC represents and warrants to the Parent as follows:

         (a) Without giving effect to the Conway Agreement described below, GDC is the record and beneficial owner of the number of shares (the "Stockholder's Shares") of capital stock, no par value per share, of the Company ("Company Capital Stock") set forth below the Stockholder's name on the signature page hereof. For purposes of this Agreement, "beneficial ownership" shall have the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, GDC, enforceable in accordance with its terms.

         (b) Neither the execution and delivery of this Agreement nor the consummation by GDC of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which GDC is a party or bound or to which the Stockholder's Shares are subject. If the Stockholder is married and the Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms. Consummation by GDC of the transactions contemplated hereby will not violate, or
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     require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to GDC or the Stockholder's Shares.

         (c) The Stockholder's Shares and the certificates representing the Stockholder's Shares are now, and at all times during the term hereof will be, held by GDC or Registry Holding Company, Inc., a Delaware corporation ("Registry") (except that GDC may sell and transfer up to 625,000 shares of the Stockholder's Shares to the Company pursuant to an agreement dated as of November 6, 2001 between GDC, Aquent and the Company (the "Conway Agreement")), in each case free and clear of all liens, security interests, proxies, voting trusts or voting agreements or any other encumbrances whatsoever, except for restrictions on transfer arising under applicable securities laws and any such voting agreements, encumbrances or proxies arising hereunder.

         (d) Except for SG Cowen Securities Corporation, no broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of GDC.

     2.  Voting Agreements and Irrevocable Proxy.

         (a) GDC agrees with, and covenants to, the Parent that at any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, GDC shall vote (or cause to be voted) the Stockholder's Shares in favor of the Merger, the execution and delivery by Company of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement provided that the terms of the Merger Agreement do not change in any material respect after the date hereof (including, without limitation, a change in the price payable for each share of Company Common Stock or a change in the termination date set forth in Section 8.01(b)(i) of the Merger Agreement), each of which shall be deemed to be material.

         (b) Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be coupled with an interest and irrevocable, with respect to the Stockholder's Shares.

     3. Covenants. GDC agrees with, and covenants to, the Parent that GDC shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, encumbrance, grant of security interest in or other disposition), or consent to any transfer of, any or all of the Stockholder's Shares or any interest therein, except to the Company pursuant to the Conway Agreement, to Registry (provided that, prior to such transfer, Registry executes a counterpart signature page to this Agreement and agrees to be bound to all of the terms hereof as if it were GDC) or pursuant to the Merger; (ii) enter into any contract, option or other agreement or understanding (other than this Agreement or the Conway Agreement) with respect to any transfer of any or all of the Stockholder's Shares or any interest therein other than

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to Registry; (iii) grant any proxy, power of attorney or other authorization in or with respect to the Stockholder's Shares, except for this Agreement; or (iv) deposit the Stockholder's Shares into a voting trust or enter into a voting agreement or arrangement (other than this Agreement) with respect to such shares.

     4. Limitation on Recourse. The Parent's sole recourse with respect to any breach of this Agreement by GDC shall be against the Stockholder's Shares; provided that the foregoing limitation of recourse shall not apply to any disputes, claims, losses, costs, liabilities, expenses or damages (including, but not limited to, any inability to collect) arising out of or resulting from any misrepresentation or breach of representations or warranty contained in
Section 1(a), 1(b) or 1(c) of this Agreement or any breach or violation of the covenants contained in Section 3 of this Agreement, in which case recourse shall be limited to an aggregate dollar amount equal to 11,091,070 multiplied by the per share fair market value of Company Common Stock.

     5. Certain Events. GDC agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of any or all of the Stockholder's Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Capital Stock, or the acquisition of additional shares of Company Capital Stock or other voting securities of the Company by GDC, the number of the Stockholder's Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Capital Stock or other voting securities of Company issued to or acquired by GDC.

     6. Legends. GDC agrees that, at the request of the Parent, GDC will place a legend, referring to this Agreement and in a form reasonably satisfactory to the Company, on the certificates representing the Stockholder's Shares.

     7. Further Assurances. GDC shall, upon the reasonable request of the Parent, execute and deliver any additional documents and take such further actions as may be reasonably deemed to be necessary or desirable to carry out the provisions hereof.

     8. Termination. This Agreement, and all rights and obligations of the parties hereunder shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) the consummation of the Merger (as defined in the Merger Agreement) or (iii) February 28, 2001.

     9. Enforcement Costs. If any party institutes an action with respect to any dispute of the terms of this Agreement, the prevailing party shall be entitled to reimbursement on demand of all costs and expenses of such action including reasonable legal fees.

     10. Miscellaneous.

         (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

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         (b)  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to the Parent to the address provided in the Merger Agreement; and (ii) if to the Stockholder, to his address shown below his signature on the last page hereof.

         (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (d) This Agreement may be executed in one or more counterparts, each of which shall be considered an original hereof and one and the same agreement.

         (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         (f) This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties; provided, however, that no such prior written consent shall be required with respect to any transfer by GDC of any or all of the Stockholder's Shares to the Company pursuant to the Letter Agreement or to Registry. Any assignment in violation of the foregoing shall be void.

         (h) GDC agrees that irreparable damage would occur and that Parent would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches by GDC of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the Commonwealth of Massachusetts or any Commonwealth of Massachusetts state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the Commonwealth of Massachusetts or a Massachusetts state court.

         (i) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent

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     jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

     11. Amendment, Modification or Waiver. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

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     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the day and year first above written.



                                         THE STOCKHOLDER:

                                         /s/ G. Drew Conway
                                         --------------------------------------
                                         G. Drew Conway
                                         144 Edmunds Road
                                         Wellesley, MA 02481
                                         Number of Shares: 11,716,070 (without
                                         giving effect to the Conway Agreement)

                                         AQUENT, INC.
                                         711 Boylston Street
                                         Boston, MA  02116


                                         By: /s/ John H. Chuang
                                            -----------------------------------
                                           John H. Chuang
                                           President & Chief Executive Officer

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                                   EXHIBIT A
                                   ---------

                               IRREVOCABLE PROXY

     Subject to all of the terms of this Irrevocable Proxy, including without limitation as set forth in the third paragraph hereof, the undersigned shareholder of Renaissance Worldwide, Inc., a Massachusetts corporation ("Renaissance"), hereby irrevocably appoints John H. Chuang and Steven M. Kapner of Aquent, Inc., a Massachusetts corporation ("Aquent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to all shares of Common Stock of Renaissance beneficially owned by the undersigned (the "Shares"), until the Expiration Date (as defined below). As used herein, the term "Expiration Date" shall mean the earlier to occur of: (A) such date and time as the merger of JetElectro, Corp., a Massachusetts corporation and wholly-owned subsidiary of Aquent ("Transitory Subsidiary"), with and into Renaissance (the "Merger") contemplated by that certain Agreement and Plan of Merger dated as of October 5, 2001, (B) such date and time as the Merger Agreement is terminated pursuant to Section 8.01 thereof or (C) February 28, 2001. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given.

     This proxy is coupled with an interest and irrevocable, is granted in order to secure the obligations under the Voting Agreement dated as of November _, 2001 between Aquent and the undersigned shareholder. The attorneys and proxies named above will be empowered at any time prior to the Expiration Date to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Renaissance shareholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval and adoption of the Merger Agreement and the Articles of Merger (as defined in the Merger Agreement) provided that the terms of the Merger Agreement do not change in any material respect after October 5, 2001.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to the Expiration Date at every annual, special or adjourned meeting of the shareholders of Renaissance and in every written consent in lieu of such meeting, in favor of the Merger, the execution and delivery by the Company of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement. The undersigned shareholder may vote the Shares on all other matters.

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     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable.

Dated:  November 6, 2001
                              /s/ G. Drew Conway
                              ----------------------------------------
                              G. Drew Conway


Print Name of Shareholder:  G. Drew Conway

Shares beneficially owned as of the date hereof:

11,716,070 shares of Common Stock (subject to the Conway Agreement)

Shares subject to this Irrevocable Proxy:

11,716,070 shares of Common Stock (subject to the Conway Agreement)

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